UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016 (April 29, 2016)

ANTHEM, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2016, Anthem, Inc. (the “Company”) announced that John Gallina has been named Executive Vice President and Chief Financial Officer of the Company, effective June 1, 2016. Mr. Gallina succeeds Wayne S. DeVeydt, who, after more than a decade of service to the Company, has decided to step down from the positions of Executive Vice President and Chief Financial Officer of the Company, effective May 31, 2016, due to family commitments and philanthropic work. Mr. DeVeydt’s decision to step down is not due to any disagreement or dispute with the Company. Mr. Gallina, 56, has held numerous financial positions with the Company or one of its affiliated companies since 1994. He has most recently served as Senior Vice President and Chief Financial Officer for the Company’s Commercial and Specialty Business Division, which positions he has held since 2015. Mr. Gallina has also served in other leadership positions at the Company, including Senior Vice President, Chief Accounting Officer and Chief Risk Officer, Senior Vice President, Internal Audit and Continuous Improvement, and Chief Financial Officer for Comprehensive Health Services. Prior to joining the Company, Mr. Gallina spent 12 years with Coopers & Lybrand.

In connection with his promotion, Mr. Gallina has accepted a written offer letter (the “Offer Letter”) from the Company, which specifies his compensation and benefits. Pursuant to the Offer Letter, Mr. Gallina’s new base salary will be $750,000 and he will also be eligible to receive an annual bonus, targeted at 100% of his base salary, pro-rated based on the date of his promotion. Mr. Gallina will continue to participate in the Directed Executive Compensation Plan (the “DEC Plan”), with his benefits under the DEC Plan increasing to $2,500 per month beginning in June 2016. On June 1, 2016, Mr. Gallina will receive a promotional stock grant with a value of approximately $1,000,000, which grant will be made up of restricted stock units, performance stock units and stock options. Mr. Gallina will also be eligible to be considered for additional stock option/restricted stock grants commensurate with his position. Mr. Gallina will continue to participate in the Company’s Executive Agreement Plan at the Executive Vice President level, which provides for severance benefits consisting of two years of salary and target bonus plus outplacement services and continued health and DEC Plan benefits while receiving severance. The severance benefit increases to three years during the Cigna Integration Period (as defined in the Executive Agreement Plan). The Offer Letter provides that Mr. Gallina will be responsible for maintaining beneficial ownership of the Company’s stock equal to three times his base pay and he will have two years from the date of his promotion to reach such ownership level. Mr. Gallina will continue to remain eligible for the Company’s Total Rewards programs.

The foregoing description of Mr. Gallina’s Offer Letter is qualified in its entirety be reference to Mr. Gallina’s Offer Letter, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Gallina and any other persons pursuant to which he was selected as Chief Financial Officer. There are no family relationships between Mr. Gallina and any director or executive officer of the Company, and Mr. Gallina has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 4, 2016, the Company issued a press release announcing that the Company named Mr. Gallina as Executive Vice President and Chief Financial Officer effective June 1, 2016 and that Mr. DeVeydt was stepping down due to family commitments and philanthropic work. A copy of the press release is furnished as Exhibit 99.1 to this report.

Section 7—Regulation FD

Item 7.01 Regulation FD Disclosure.

On May 4, 2016, the Company issued a press release reaffirming its net income guidance for full year 2016 to be greater than $9.65 per share, including greater than $1.15 per share of net unfavorable items. Excluding these items, adjusted net income is expected to be greater than $10.80 per share. This guidance includes no additional net adjustment items beyond those reported in the Company’s first quarter 2016 earnings release. A copy of the press release is furnished as Exhibit 99.1 to this report.

None of the information furnished in Item 7.01 or Exhibit 99.1 hereto shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Unless expressly set forth by specific reference in such filings, none of the information furnished in this report shall be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Offer Letter, dated May 2, 2016

99.1	Press Release, dated May 4, 2016

FORWARD-LOOKING STATEMENTS

This document contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. These risks and uncertainties include: those discussed and identified in our public filings with the U.S. Securities and Exchange Commission, or SEC; increased government participation in, or regulation or taxation of health benefits and managed care operations, including, but not limited to, the impact of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, or Health Care Reform; trends in health care costs and utilization rates; our ability to secure sufficient premium rates including regulatory approval for and implementation of such rates; our participation in federal and state health insurance exchanges under Health Care Reform, which have experienced and continue to experience challenges due to implementation of initial and phased-in provisions of Health Care Reform, and which entail uncertainties associated with the mix and volume of business, particularly in our Individual and Small Group markets, that could negatively impact the adequacy of our premium rates and which may not be sufficiently offset by the risk apportionment provisions of Health Care Reform; the ultimate outcome of our pending acquisition of Cigna Corporation (“Cigna”) (the “Acquisition”), including our ability to achieve the synergies and value creation contemplated by the Acquisition within the expected time period, or at all, and the risk that unexpected costs will be incurred in connection therewith; the ultimate outcome and results of integrating our and Cigna’s operations and disruption from the Acquisition making it more difficult to maintain businesses and operational relationships; the possibility that the Acquisition does not close, including, but not limited to, due to the failure to satisfy the closing conditions, including the receipt of required regulatory approvals; the risks and uncertainties detailed by Cigna with respect to its business as described in its reports and documents filed with the SEC; our ability to contract with providers on cost-effective and competitive terms; competitor pricing below market trends of increasing costs; reduced enrollment, as well as a negative change in our health care product mix; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon and funding risks with respect to revenue received from participation therein; a downgrade in our financial strength ratings; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; medical malpractice or professional liability claims or other risks related to health care services provided by our subsidiaries; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; non-compliance by any party with the Express Scripts, Inc. pharmacy benefit management services agreement, which could result in financial penalties, our inability to meet customer demands, and sanctions imposed by governmental entities, including the Centers for Medicare and Medicaid Services; events that result in negative publicity for us or the health benefits industry; failure to effectively maintain and modernize our information systems; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; state guaranty fund assessments for insolvent insurers; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; intense competition to attract and retain employees; unauthorized disclosure of member or employee sensitive or confidential information, including the impact and outcome of investigations, inquiries, claims and litigation related to the cyber-attack we reported in February 2015; changes in economic and market conditions, as well as regulations that may negatively affect our investment portfolios and liquidity; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital and the potential negative effect from our substantial amount of outstanding indebtedness; general risks associated with mergers, acquisitions and strategic alliances; various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations; future public health epidemics and catastrophes; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws. Investors are also advised to carefully review and consider the various risks and other disclosures discussed in our SEC reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2016

ANTHEM, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Offer Letter, dated May 2, 2016

99.1	Press Release, dated May 4, 2016